UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-4478

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

Alliance Financial Corporation (the “Company”)(NASDAQ: ALNC), the holding company for Alliance Bank, N.A., will participate in the Sandler O’Neill East Coast Financial Services Conference. Representatives of the Company are scheduled to deliver a presentation to investors and analysts on November 13, 2008 at 7:10 a.m. (Session III).

A live webcast of the presentation, as well as the materials used in the presentation, will be available via the Internet at: http://www.thomson-webcast.net/us/dispatching/SOP_20081113. The conference will also be available via audio conference by dialing 1-800-659-1966 or 617-614-2711 (Passcode: Session 3). The presentation may contain forward looking statements and other material information.

With approximately $1.3 billion in assets, Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail and commercial banking, and trust and investment services through 29 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y., an equipment lease financing company, Alliance Leasing, Inc., and a multi-line insurance agency, Ladd’s Agency, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION
Date: November 5, 2008

	By:	/s/ J. Daniel Mohr
J. Daniel Mohr Treasurer and CFO